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                                                                    Exhibit 10.9

                                                 STOCKHOLDERS' AGREEMENT dated
                                           as of December 31, 1996, among CFP
                                           GROUP, INC., a Delaware corporation
                                           (the "Corporation"), and the
                                           STOCKHOLDERS of the Corporation
                                           identified on Annex I (each, a
                                           "Stockholder" and, collectively,
                                           the "Stockholders").

            Each Stockholder owns or has been granted the right or option to acquire that number of shares of Stock (as hereinafter defined) set forth opposite such Stockholder's name on Annex I hereto. It is deemed to be in the best interest of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation, and, to that end, the Corporation and the Stockholders hereby set forth their agreement with respect to the shares of Stock owned by them.

            NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

            SECTION 1. Definitions. As used herein, the following terms shall have the following respective meanings:

            "AEP Stockholders" shall mean Atlantic Equity Partners, L.P., and shall include any successor to, or assignee or transferee of, any AEP Stockholder who shall agree in writing to be treated as an AEP Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

            "Affiliate" shall have the meaning ascribed to it in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended.

            "Cause" shall mean (A) as to any Management Investor who has entered into an Employment Agreement with the Corporation or any of its Affiliates, "cause" as defined therein or (B) in addition, as to all other Management Investors, resignation or any of the following: (i) any deliberate or intentional act or omission undertaken or omitted by such Management Investor causing damage to the Corporation or any of its affiliates or any of their respective properties, assets or business; (ii) any fraud, misappropriation or embezzlement by such Management Investor involving properties, assets or funds of the Corporation or any of its affiliates or a conviction of such Management Investor, or pleading nolo contendere by such Management Investor, to any crime or offense involving monies or other property of the Corporation or any of its affiliates or any other felony offense for any crime of gross moral turpitude;
(iii) the
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violation by such Management Investor of the provisions of any employment, non-competition or confidentiality agreement with the Corporation or any of its affiliates; (iv) such Management Investor's material breach of any agreement to which he is a party with the Corporation or any of its affiliates; (v) any usurpation by such Management Investor of a corporate opportunity of the Corporation or any of its affiliates; (vi) such Management Investor's failure or refusal to perform any of his material duties, responsibilities or obligations as an employee of the Corporation; provided, however, that any action or omission by such Management Investor taken in good faith and in the reasonable belief that such action or omission was in the best interests of the Corporation shall not constitute "Cause"; and provided further, however, that such Management Investor shall be entitled to cure any action or inaction that unintentionally violates clause (iii) hereof or any violation of clause (iv) hereof, in each case within thirty (30) days of his receipt of written notice thereof from the Corporation.

            "Class A Nonvoting Common Stock" shall mean the shares of Class A nonvoting common stock, $.01 par value, of the Corporation.

            "Class A Voting Common Stock" shall mean the shares of Class A voting common stock, $.01 par value, of the Corporation.

            "Class B Nonvoting Common Stock" shall mean the shares of Class B nonvoting common stock, $.01 par value, of the Corporation.

            "Cohen" shall mean David Cohen.

            "Common Stock" shall mean (i) the shares of Class A Voting Common Stock, (ii) the shares of Class A Nonvoting Common Stock and (iii) the shares of Class B Nonvoting Common Stock.

            "Control" shall have the meaning ascribed to it in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, amended.

            "Event of Option" shall mean, with respect to an Investor, the occurrence of one or more of the following events:

                  (a) such Investor shall be declared bankrupt or a receiver, executor, administrator, guardian, legal committee or other legal custodian of his or its property (including any Stock owned by such Investor) shall be appointed; provided, however, that no appointment of any executor or administrator of the property of an Investor who is an individual, upon the death or disability of such Investor, shall be deemed an Event of Option as to any Stock owned by such Investor until and unless such executor or


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      administrator, or any successor thereof, shall have disposed of such Stock other than by transferring it to a member or members of the Group of such Investor, which member or members shall have agreed in writing, at the time of such transfer, to be bound by and to comply with, to the same extent as the Investor as a result of whose death such Stock was distributed, all applicable provisions of this Agreement and to be a member of such Investor's Group for all purposes under this Agreement; or

                  (b) a writ of attachment or levy shall prevent an Investor from exercising his or its voting and other rights with respect to any Stock, which writ or levy shall not be stayed or removed within 30 days after such attachment.

An Event of Option shall be deemed to be continuing until the procedures set forth in Section 5 with respect to the Stock affected thereby have been exhausted.

            "Fair Value Per Share" shall mean, as of any date of determination, the fair value of each share of Stock, determined as provided herein, without regard to any discount, including, without limitation, for the fact that such share is nonvoting common stock, is held by a minority stockholder of the Corporation, that there is no market for the Corporation's common stock or if there were a public market for such common stock, such shares would be "restricted" as defined under Rule 144 promulgated under the Securities Act of 1933. At any time that the Fair Value Per Share shall be required to be determined hereunder, the Board of Directors of the Corporation (the "Board") shall make a good faith determination (the "Board's Determination") of the fair value of each share of Stock and provide to the Investor with respect to whose Stock such determination is being made a written notice thereof, which notice shall set forth supporting data in respect of such calculation (the "Determination Notice"). The Investor shall have 30 days following his or its receipt of the Determination Notice within which to deliver to the Corporation a written notice (the "Objection Notice") of his or its objection, if any, to the Board's Determination, which Objection Notice shall set forth the Investor's good faith determination (the "Investor's Determination") of the fair value of each share of Stock. The failure by the Investor to deliver the Objection Notice within such 30-day period shall constitute the Investor's acceptance of the Board's Determination as conclusive. In the event of the timely delivery of an Objection Notice, the Corporation and the Investor shall attempt in good faith to arrive at an agreement with respect to the Fair Value Per Share, which agreement shall be set forth in writing within 30 days following delivery of the Objection Notice. If the Corporation and the Investor are unable to reach an agreement within such 30-day period, the matter shall


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be referred for determination to a regionally or nationally recognized investment banking or valuation firm (the "Valuer") reasonably acceptable to the Corporation and the Investor. The Corporation and the Investor will cooperate with each other in good faith to select such Valuer. The Valuer may select the Board's Determination or the Investor's Determination as the Fair Value Per Share or may select any other number or value. The Valuer's selection will be
(i) furnished to the Corporation and the Investor in writing and (ii) conclusive and binding upon the Corporation and the Investor. The fees and expenses of the Valuer shall be split equally by the Corporation and the Investor with respect to whose Stock such determination relates.

            "Gioia" shall mean Robert D. Gioia.

            "Group" shall mean:

                  (a) in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) the siblings, spouse, lineal descendants, adopted children, parents and grandparents of such Stockholder and (iii) any trust for the benefit of any of the foregoing;

                  (b) in the case of any Stockholder which is a partnership, (i) such partnership and any of its limited or general partners, (ii) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (iii) in the case of any AEP Stockholders, any Affiliate of such partnership; and

                  (c) in the case of any Stockholder which is a corporation, (i) such Corporation and (ii) any stockholder controlling such corporation.

            "Institutional Investor" shall mean and include any (i) federal or state chartered bank or savings and loan institution or any subsidiary thereof subject to Regulation Y promulgated by the Federal Reserve Board or which qualifies as a Small Business Investment Company under applicable rules and regulations, (ii) nationally recognized investment banking firm, (iii) insurance company, (iv) public or private pension fund, (v) registered investment company and (vi) foreign bank subject to the Bank Holding Company Act by virtue of the International Banking Act.

            "Investors" shall mean each of the signatories hereto identified under the heading "Investors" on the signature pages hereof and any member of the Group of such Investors who shall agree in writing to be treated as an Investor and to be bound by the terms of and to comply with the provisions of this Agreement.


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            "Majority in Interest of AEP Stockholders" shall mean, at any point in time, AEP Stockholders owning, in the aggregate, more than 50% of the Stock owned by all AEP Stockholders at such time.

            "Management Investors" shall mean Richard W. Griffith, Eric W. Ek, Gioia, Cohen, Larry K. Davis, Jerry Harger, John Stipa and Robert Capobianco.

            "Option Agreements" shall mean the Stock Option Agreements between each of the Management Investors and the Corporation relating to the granting of options to purchase shares of Common Stock.

            "Person" shall mean any individual, partnership, corporation, group, trust or other legal entity.

            "Proportionate Percentage" shall mean:

                  (a) for the purposes of Section 3, the pro rata percentage of Stock being offered by a Selling Group pursuant to Section 3 that each AEP Stockholder shall be entitled to purchase, which pro rata percentage, as to each such AEP Stockholder, shall be the percentage figure which expresses the ratio between the number of shares of Stock owned by such AEP Stockholder and the aggregate number of shares of Stock owned by all AEP Stockholders at the date of determination;

                  (b) for the purposes of Section 4.1, the pro rata percentage of the number of shares of Stock to which a Section 4.1 Offer relates that each Investor shall be entitled to Transfer to the Section 4.1 Offeror, which pro rata percentage, as to each such Investor, shall be the percentage figure which expresses the ratio between the number of shares of Stock owned by such Investor and the aggregate number of shares of Stock owned by all Investors and the Section 4.1 Offeree at the date of determination; and

                  (c) for the purposes of Section 5, the pro rata percentage of Stock subject to purchase pursuant to Section 5 that each AEP Stockholder shall be entitled to purchase, which pro rata percentage, as to each such AEP Stockholder, shall be the percentage figure which expresses the ratio between the number of shares of Stock owned by such AEP Stockholder and the aggregate number of shares of Stock owned by all AEP Stockholders at the date of determination.

            "Selling Group" shall mean an Investor or a member of the Group of an Investor proposing to Transfer its Stock, or


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which has delivered a notice of intention to Transfer, pursuant to Section 3 hereof.

            "Stock" shall mean (a) the presently issued and outstanding shares of capital stock of the Corporation and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (b) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (c) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

            "Stockholders" shall mean those persons identified on Annex I and shall include any other person who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement as an Investor or an AEP Stockholder hereunder.

            "Termination of Relationship" shall mean, (i) the termination of the employment by the Corporation of any Management Investor for any reason whatsoever, including, but not limited to, termination by resignation, discharge (with or without cause), retirement, disability or non-renewal of an employment agreement between the Corporation or any of its successors and such Management Investor for any reason whatsoever, including a termination of employment pursuant to the terms of any employment agreement between the Corporation or any of its successors and such Management Investor; (ii) in addition, in the case of Gioia, the failure of Gioia or his Group to own, beneficially, all of the issued and outstanding capital stock of The RDG Food Corp.; and (iii) in addition, in the case of Cohen, the failure of Cohen or his Group to own, beneficially, all of the issued and outstanding capital stock of Amjor Holdings, Inc.

            "Termination Date" shall mean, as to a Management Investor, the effective date of the Termination of Relationship of such Management Investor.

            "Transfer", as to any shares of Stock, shall mean to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of (including, without limitation, the foreclosure or other acquisition by any lender with respect to any shares pledged to such lender by an Investor or member of the Group thereof), such shares, either voluntarily or involuntarily and with or without consideration.

            SECTION 2. Limitations on Transfers of Stock; General. (a) The restrictions on Transfer described in this Agreement shall apply to all shares of Stock now owned or hereafter acquired by an Investor, including shares of Stock acquired by reason of any Stock dividend or other distribution, additional issue of shares of Stock and acquisition of outstanding shares of


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Stock from another Person and such restrictions shall apply to any shares of
Stock obtained by an Investor upon exercise of any warrant or option or conversion of any convertible share of Stock.

                  (b) No Investor or any member of the Group of an Investor may, at any time during the term of this Agreement, Transfer (other than pursuant to Section 4) any Stock (i) if such Transfer would violate any loan document to which the Corporation or any of its subsidiaries is then a party or give the lender thereunder the right to accelerate such loan or (ii) to any Person engaged in, or an Affiliate of any Person engaged in, a business that competes in any manner with the business conducted by the Corporation and its subsidiaries. In addition, an Investor and each member of the Group of an Investor shall not, at any time during the term of this Agreement, Transfer any Stock except (i) by a Transfer in accordance with the provisions of Sections 3 and 4 of this Agreement, (ii) by a Transfer to the Corporation or an AEP Stockholder in accordance with the provisions of Sections 5 or 6 of this Agreement or (iii) by transfer to another member of the Group of such Investor if the recipient of such Stock shall agree in writing with the other Stockholders to be bound by and comply with all applicable provisions of this Agreement as if the recipient were an Investor. The restrictions on Transfer described in this Agreement shall be binding upon each Investor and each Person (other than an AEP Stockholder) to which an Investor shall Transfer Stock, it being a condition to any such Transfer that such transferee agree in writing to be bound by and to comply with the provisions of this Agreement. Any Transfer of Stock by any Investor or any member of the Group of such Investor that shall not be in compliance with the provisions of this Agreement shall be void ab initio.

            SECTION 3. Right of First Offer. Except as otherwise provided in
Section 2 or in any Employment Agreement with the Corporation (or any of its Affiliates) to which such Investor is a party, each Investor and each member of the Group of each Investor (other than any Investor who was a party to the Stockholders' Agreement dated as of March 31, 1993 among CFP Holdings, Inc. and the other signatories thereto) hereby agrees that he or it shall not Transfer any Stock prior to the third anniversary of the date hereof and thereafter shall only Transfer Stock in accordance with the following procedures:

                  (a) The Selling Group shall first deliver to the Corporation and each AEP Stockholder a written notice (the "Section 3 Offer Notice"), which shall be irrevocable for a period of 45 days after delivery thereof (the "Section 3 Offer Period"), offering (the "Section 3 Offer") all of the Stock proposed to be Transferred by the Selling Group at the purchase price and on the terms specified therein (such Notice of


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      Offer shall include the foregoing information and all other relevant terms of the proposed Transfer). The Corporation (or its designee) shall have the right and option, for a period of 15 days after delivery of the
      Section 3 Offer Notice, to accept all or any part (subject to Section
      3(f)) of the Stock so offered at the purchase price and on the terms stated in the Section 3 Offer Notice. Such acceptance shall be made by delivering a written notice to the Selling Group and the AEP Stockholders within said 15-day period.

                  (b) If the Corporation (or its designee) shall fail to accept all of the Stock offered for sale pursuant to, or shall reject in writing, the Section 3 Offer (the Corporation being required to notify in writing the Selling Group and the AEP Stockholders of its rejection or failure to accept all of the Stock in such event), then, upon the earlier of the expiration of such 15-day period or the receipt of such written notice of rejection or failure to accept such offer by the Corporation, each AEP Stockholder shall have the right and option, until the expiration of the
      Section 3 Offer Period, (i) to accept all or any part of its Proportionate Percentage of the Stock (subject to Section 3(f)) so offered and not accepted by the Corporation (the "Refused Stock") at the purchase price and on the terms stated in the Section 3 Offer Notice and (ii) to offer, in any written notice of acceptance, to purchase any of such Refused Stock not accepted by the other AEP Stockholders, in which case such Refused Stock not accepted by the other AEP Stockholders shall be deemed to have been offered to and accepted by the AEP Stockholders which exercised their option under this clause (ii) pro rata in accordance with their respective Proportionate Percentages (computed without including the AEP Stockholders who have not exercised their option to purchase Stock under clause (ii) of this subparagraph (b)), on the above-described terms and conditions. Such acceptance shall be made by delivering a written notice to the Corporation and the Selling Group prior to the expiration of the Section 3 Offer Period.

                  (c) A notice of acceptance delivered by either the Corporation or an AEP Stockholder pursuant to Section 3(a) or Section 3(b) shall be a binding commitment to purchase the Stock referred to therein.

                  (d) Transfers of Stock under the terms of Sections 3(a) and 3(b) shall be made at the offices of the Corporation on a mutually satisfactory business day within 30 days after the expiration of the
      Section 3 Offer Period. Delivery of certificates or other


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      instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

                  (e) If effective acceptance shall not be received pursuant to Sections 3(a) and 3(b) with respect to all Stock offered for Transfer pursuant to the Section 3 Offer Notice, then the Selling Group may Transfer all or any part of the Stock so offered and not so accepted at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Section 3 Offer Notice at any time within 60 days after the expiration of the Section 3 Offer Period to an Institutional Investor or to any other purchaser approved by a Majority in Interest of the AEP Stockholders, such approval not to be unreasonably withheld, conditioned or delayed. In the event that the Stock is not Transferred by the Selling Group during such 60-day period, the right of the Selling Group to Transfer such Stock shall expire and the obligations of this Section 3 shall be reinstated.

                  (f) The Selling Group may specify in the Section 3 Offer Notice that all or a minimum amount of Stock mentioned therein must be Transferred, in which case any acceptance received pursuant to Sections 3(a) and 3(b) shall be deemed conditioned upon (i) receipt of written notices of binding acceptance with respect to all or such stated amount of Stock mentioned in such Section 3 Offer Notice and/or (ii) the Transfer of the remaining Stock, if any, pursuant to Section 3(e).

                  (g) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to Section 3 who is not a Stockholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be an Investor for all purposes of this Agreement.

            SECTION 4.  Right of Co-Sale; Required Sale.

            4.1. Right of Co-Sale; Consent to Transaction. (a) In the event that any AEP Stockholder or any member of a Group of any AEP Stockholder (hereinafter, the "Section 4.1 Offeree") receives a bona fide offer (the "Section 4.1 Offer") from a third party that is not an Affiliate of such AEP Stockholder (the "Section 4.1 Offeror") to purchase from such Section 4.1 Offeree that number of shares of Stock which, in any one transaction or in several transactions during any 12-month period, constitutes in the aggregate more than 50% of the total number of shares of Stock outstanding at such time, for a specified price payable in


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cash or otherwise and on specified terms and conditions, such Section 4.1
Offeree shall promptly forward a notice (the "Section 4.1 Notice") complying with Section 4.1(b) to the Corporation, the Investors and the other AEP Stockholders. The Section 4.1 Offeree shall not Transfer any Stock to the
Section 4.1 Offeror unless the terms of the Section 4.1 Offer are extended to the Investors with respect to their Proportionate Percentage of the aggregate number of shares of Stock to which the Section 4.1 Offer relates, whereupon each such Investor shall be entitled to Transfer to the Section 4.1 Offeror pursuant to the Section 4.1 Offer such Investor's Proportionate Percentage of the aggregate number of shares of Stock to which the Section 4.1 Offer relates.

                  (b) The Section 4.1 Notice shall set forth (i) the number of shares of Stock to which the Section 4.1 Offer relates and the name of the
Section 4.1 Offeree, (ii) the name and address of the Section 4.1 Offeror, (iii) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Section 4.1 Offeree as may be reasonably necessary for the Investors to analyze properly the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the
Section 4.1 Offeror and (iv) that the Section 4.1 Offeror has been informed of the co-sale rights provided for in this Section 4.1 and has agreed to purchase Stock in accordance with the terms of this Section 4.1. Each Investor shall have a period of 15 days to deliver a written notice (the "Section 4.1 Acceptance") to the Section 4.1 Offeree evidencing such Investor's acceptance of the Section
4.1 Offer.

            4.2. Required Sale. Anything contained herein to the contrary notwithstanding, if at any time a Majority in Interest of AEP Stockholders shall approve (i) a proposal from a Person that is not an Affiliate of any AEP Stockholder (the "Buyer") for the Transfer, directly or indirectly, of all of the Stock of the Corporation to the Buyer, (ii) the merger or consolidation of the Corporation with or into another Person that is not an Affiliate of an AEP Stockholder in which the Stockholders will receive cash or securities of any other Person for their shares or (iii) the sale by the Corporation or its subsidiaries of all or substantially all of their assets to a Person which is not an Affiliate of an AEP Stockholder, in each of the above cases for a specified price payable in cash or otherwise and on specified terms and conditions (a "Sale Proposal"), then such AEP Stockholders (or their designated representative) may deliver a notice (a "Required Sale Notice") with respect to such Sale Proposal to each other Stockholder (as well as each other holder of any shares of Stock) stating that a Majority in Interest of AEP Stockholders have approved or propose to effect the Sale Proposal and providing the identity of Persons involved in such Sale Proposal and the terms thereof. Each such Stockholder and the members of the Group thereof, upon receipt of a Required Sale


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Notice, shall be obligated, which obligation shall be enforceable by the
Majority in Interest of AEP Stockholders (or their designee), to either sell their Stock and participate in the transaction (a "Required Sale") contemplated by the Sale Proposal or vote their shares of Stock in favor of such Sale Proposal at any meeting of Stockholders called to vote on or approve such Sale Proposal, and to otherwise take all necessary action to cause the Corporation and the Stockholders to consummate such Required Sale, in each case for a purchase price per share of Common Stock and on other terms and conditions not less favorable to such Stockholders than shall apply in such Required Sale to any AEP Stockholder or any member of the Group of any AEP Stockholder. Any such Required Sale Notice may be rescinded by such AEP Stockholders by delivering written notice thereof to all of the Stockholders.

            SECTION 5. Event of Option. (a) If an Event of Option shall occur as to any Investor, such Investor shall promptly notify the Corporation of such occurrence. In the event the Corporation shall receive any such notice or become aware of the occurrence of any Event of Option, the Corporation shall promptly notify each AEP Stockholder of the occurrence of any Event of Option. The Corporation and each AEP Stockholder shall have the right and option to give such Investor, or his or its representatives or assigns, as the case may be, notice of his or its election to have the Fair Value Per Share determined with respect to all of the Stock held by such Investor. The Corporation shall cause such determination of the Fair Value Per Share to be made as soon as is practicable and shall promptly notify each AEP Stockholder electing to have the Fair Value Per Share determined of such Fair Value Per Share (and the Corporation shall forward to each such AEP Stockholder supporting documentation showing the calculation of such Fair Value Per Share). Upon the determination of such Fair Value Per Share (i) first, the Corporation and (ii) second, each AEP Stockholder shall have the right and option to purchase from the Investor as to which such Event of Option has occurred, or his or its representatives or assigns, as the case may be, for cash, at the Fair Value Per Share, all Stock owned by the Investor as to which an Event of Option has occurred. Each AEP Stockholder shall have the right hereunder to purchase his or its Proportionate Percentage of the Stock held by the Investor as to which such Event of Option has occurred which Stock has not been accepted for purchase by the Corporation. The Corporation shall exercise its option hereunder by delivering a written notice to the Investor as to which an Event of Option has occurred during the 30-day period following the determination of the Fair Value Per Share evidencing its election to purchase Stock hereunder and indicating the number of shares of Stock it elects to purchase. A copy of such notice shall be delivered to each AEP Stockholder. If the Corporation elects not to purchase all Stock available for purchase hereunder, each AEP Stockholder may then exercise its right to purchase its Proportionate Percentage of any remaining


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Stock by delivering to the Corporation, within 30 days of its receipt of the
Corporation's notice, a written notice of its election to purchase Stock hereunder (each such notice, a "Section 5 Notice"), whereupon the Corporation shall forthwith transmit such Section 5 Notice to the Investor as to which such Event of Option has occurred, its representatives or assigns, as the case may be, but failure of the Corporation so to transmit any such Section 5 Notice shall in no way invalidate such Section 5 Notice. In addition, the AEP Stockholders delivering such Section 5 Notice shall have the further right and option to purchase (the intention to exercise such option to be included in such Section 5 Notice) all or part of such Stock not purchased by the other AEP Stockholders, in which case such Stock not accepted by the other AEP Stockholders shall be deemed to have been offered to and accepted by the AEP Stockholders which exercised their Proportionate Percentages (but calculated without including the AEP Stockholders who have not exercised their right to purchase more than their Proportionate Percentage of such Stock), and on the above-described terms and conditions.

                  (b) Sales of Stock effected under the terms of Section 5(a) shall be made at the offices of the Corporation on a mutually acceptable business day within 30 days after the expiration of the last applicable period referred to in Section 5(a). Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

            SECTION 6. Right to Repurchase Stock. (a) In the event of a Termination of Relationship of a Management Investor, the Corporation or its designee shall have the right (but not the obligation, except as may be provided in any Employment Agreement between such Management Investor and the Corporation or any of its Affiliates) to repurchase from such Management Investor (or The RDG Food Corp., in the case of Gioia, and Amjor Holdings, Inc., in the case of Cohen) and the members of the Group thereof, all or any part of any Stock owned by them. For purposes of this Section 6, any Management Investor (or, in the case of Gioia and Cohen, The RDG Food Corp. and Amjor Holdings, Inc., as the case may be) to whom a Termination of Relationship applies is referred to as the "Terminated Investor".

                  (b) The repurchase right of the Corporation or its designee under this Section 6 may be exercised by written notice (a "Repurchase Notice"), specifying the number of shares of Stock to be repurchased, and given to the Terminated Investor within 90 days of the Termination Date (except in the case of a Termination of Relationship due to resignation or, in the case of a Management Investor who has entered into an Employment Agreement with the Corporation, a "Voluntary Termination" as defined therein, in which case such Repurchase Notice shall be given within 18 months of the Termination Date) or, in the event the Repurchase Notice states an intention to purchase options to purchase Common Stock, within 90 days (or 18 months, as applicable) of the date upon which the Terminated Investor either exercises or fails to exercise such options pursuant to the terms of the Option Agreement to which the Terminated Investor is a party (or, if the Corporation shall not have assigned its rights under this Section 6 and shall be legally prevented from making such repurchase during such 90-day (or 18-month, as applicable) period, then such Repurchase Notice may be delivered by the Corporation within 90 days (or 18 months, as applicable) after the date on which it shall be legally permitted to make such repurchase). Upon the delivery of a Repurchase Notice to the Terminated Investor, the Terminated Investor shall be obligated to sell or cause to be sold to the Corporation or its designee the Stock specified in such Repurchase Notice.

                  (c) The price per share of Stock to be paid under this Section 6 and the form of payment shall be determined as follows:

                  (i) if the Termination of Relationship arose out of a termination for Cause, then, the repurchase price to be paid per share of Stock shall be the lesser of (A) the price paid by such Terminated Investor for the Stock repurchased and (B) Fair Value Per Share (net of the exercise price, in the case of Stock consisting of options that have vested and are exercisable in accordance with the terms of the option agreement pursuant to which such options were granted);

                  (ii) if the Termination of Relationship occurred for any reason other than as set forth in (i) above, then, the repurchase price to be paid per share of Stock shall be the greater of (A) the price paid by such Terminated Investor for the Stock repurchased and (B) Fair Value Per Share as of the Termination Date (net of the exercise price, in the case of Stock consisting of options that have vested in accordance with the terms of the option agreement pursuant to which such options were granted); and

                  (iii) the repurchase price to be paid under this Section 6 shall be paid by delivery of a subordinated promissory note in the form attached hereto as Exhibit A, which note (x) shall have a three year term, with 10% of the principal being paid on the first and second anniversaries of the date thereof and the balance being paid on the third anniversary,
      (y) shall bear interest at a fluctuating rate per annum announced by NationsBank, N.A. from time to time as its prime rate and (z) shall otherwise contain such terms and provisions as may be required by the Corporation's lenders.

To the extent that any provision in this Section 6(c) is not consistent with the terms and conditions of the put rights contained in a Management Investor's Employment Agreement, the terms of this Section 6(c) shall be deemed modified to conform to the terms and conditions of the put rights set forth in such Employment Agreement to the extent such terms are more favorable to the Management Investor than those contained herein.

                  (d) Repurchases of Stock under the terms of this Section 6 shall be made at the offices of the Corporation or its designee on a mutually satisfactory business day within 30 days after the final determination of the repurchase price as described above. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer and free and clear of all liens, claims and other encumbrances (other than those encumbrances hereunder) shall be made on such date against payment of the purchase price therefor or delivery of the promissory note, as the case may be.

                  (e) Anything contained herein to the contrary notwithstanding, the repurchase right of the Corporation set forth in this Section 6 shall terminate and be of no further force or effect simultaneously with the consummation by the Corporation of the initial public offering of shares of its capital stock.

            SECTION 7. Election of Directors. (a) At each annual meeting of the Stockholders, and at each special meeting of the Stockholders called for the purpose of electing directors of the Corporation, and at any time at which the Stockholders shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each event, the Stockholders shall vote all shares of Stock owned by them (to the extent the holder of such shares is entitled to vote thereon) for the election of a Board consisting of at least nine directors, designated in the following manner:

            (i) one director shall be Griffith, for so long as he shall be an employee of the Corporation and he shall own Stock;

            (ii) one director shall be Eric W. Ek, for so long as he shall be an employee of the Corporation and he shall own Stock;

            (iii) one director shall be Gioia, for so long as he shall be an employee of the Corporation and he shall own Stock (either directly or through The RDG Food Corp.);

            (iv) one director shall be Cohen, for so long as he shall be an employee of the Corporation and he shall own Stock (either directly or through Amjor Holdings, Inc.); and

            (v) the remaining directors shall be designated by a Majority in Interest of AEP Stockholders.

                  (b) The Corporation and the Stockholders shall use its and their best efforts (including any action required to amend the Certificate of Incorporation or By-laws of the Corporation) to cause the size of the Board to consist of nine directors (or such other number as a Majority in Interest of AEP Stockholders shall determine) and to provide that, notwithstanding any vacancies, any corporate action taken by the Board of the Corporation must be approved by at least five directors (or such larger number as shall constitute a majority of the Board).

            SECTION 8.  Legend on Stock Certificates.  Each
certificate representing shares of Stock shall bear a legend containing the following words:

      "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER __, 1996, AMONG CFP GROUP, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF CFP GROUP, INC."

            SECTION 9. Additional Shares of Stock; Etc. In the event additional shares of Stock are issued by the Corporation to a Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Corporation exercisable for or exchangeable into shares of Stock, such additional shares of Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

            SECTION 10. Duration of Agreement; Compliance. The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the earliest to occur of (a) the Transfer of all Stock owned by such Stockholder, (b) the twentieth anniversary of the date hereof, (c) a sale of all or substantially all of the stock of the Company in a single transaction or (d) the Company's consummation of an initial public offering of its Common Stock which results in net proceeds to the Company of at least $100,000,000. Each of the Stockholders agrees to take such actions as shall be reasonably necessary to carry out the terms of this Agreement.

            SECTION 11. Severability; Governing Law. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to principles of conflicts of laws), except to the extent that this Agreement relates to the internal laws of the Corporation, which shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

            SECTION 12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

            SECTION 13. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

                  (a)  if to the Corporation, to:

                        CFP Group, Inc.
                        1117 West Olympic Boulevard
                        Montebello, California  90640
                        Attention:  President
                        Telecopier: (213) 727-0412
                        Telephone:  (213) 727-0900;

                        with copies to:

                        First Atlantic Capital, Ltd.
                        135 East 57th Street
                        29th Floor
                        New York, New York  10022
                        Attention:  James A. Long
                        Telecopier: (212) 750-0954
                        Telephone:  (212) 750-0300;

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        41st Floor
                        New York, New York  10112
                        Attention:  Lawrence G. Graev, Esq.
                        Telecopier: (212) 408-2420
                        Telephone:  (212) 408-2400;

                  (b)   if to the AEP Stockholders, to:

                        Atlantic Equity Partners, L.P.
                        P.O. Box 847
                        Elizabethan Square, 4th Floor
                        Grand Cayman, Cayman Islands
                        British West Indies
                        Attention:   Mr. Rick T. Gorter
                        Telecopier: (809) 949-0881
                        Telephone:  (809) 949-0880; and

                  (c) if to the Investors, to their respective addresses set forth on Annex I hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the third business day after the posting thereof.

            SECTION 14. Modification. Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by (i) the Corporation, (ii) the holders of at least 75% of the Stock then held by the Investors and (iii) AEP Stockholders holding at least 75% of the Stock then held by all AEP Stockholders; provided, however, that no modification or amendment shall be effective to reduce the percentage of the shares of Stock the consent of the holders of which is required under this Section 14 nor shall any modification or amendment discriminate against any Stockholder or impair, diminish or adversely affect the rights of such Stockholder (unless the rights of all Stockholders are similarly impaired, diminished or adversely affected) without the consent of such Stockholder.

            SECTION 15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

            SECTION 16. Entire Agreement. This Agreement, the Subscription Agreement and the other writings referred to herein or therein contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto.

            SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            SECTION 18. Distributions. The Stockholders acknowledge that under ARTICLE FOUR, Section B.2 of the Corporation's Amended and Restated Certificate of Incorporation ("Certificate") the outstanding shares of the Class B Nonvoting Common Stock have no right to participate in the Class A Dividend Amount, as defined in the Certificate. The parties agree that the Class A Dividend Amount shall not be paid in stock or other securities of a direct or indirect subsidiary of the Corporation unless such distribution is approved by the affirmative vote of holders representing at least 75% of the outstanding shares of the Class B Nonvoting Common Stock as of the date of this Agreement, voting as a class. Nothing in this Section 18 is intended to limit the power of the Corporation, or impose any requirement of additional shareholder approval, in connection with the sale or other disposition of any direct or indirect subsidiary.

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the date first above written.


                                    CFP GROUP, INC.


                                    By:______________________________
                                       Name:
                                       Title:


                                    ATLANTIC EQUITY PARTNERS, L.P.
                                    By: Atlantic Equity Associates, L.P.,
                                          its General Partner
                                    By: Buaron Capital Corporation,
                                          Managing General Partner


                                    By:______________________________
                                       Name:  Roberto Buaron
                                       Title: President


                                   INVESTORS:

                                   CFP ASSOCIATES



                                    By:______________________________
                                       Name:
                                       Title:


                                    NATIONSCREDIT COMMERCIAL
                                    CORPORATION



                                    By:______________________________
                                       Name:
                                       Title:


                                    THE RDG FOOD CORP.



                                    By:______________________________
                                       Name:
                                       Title:

                                    AMJOR HOLDINGS, INC.



                                    By:______________________________
                                       Name:
                                       Title:



                                    ___________________________________
                                            RICHARD W. GRIFFITH



                                    ___________________________________
                                             ANDREW BOYD-JONES



                                    ___________________________________
                                            RONALD E. AINSWORTH



                                    ___________________________________
                                             CONNIE C. GRIFFITH



                                    R. W. GRIFFITH PROFIT SHARING TRUST



                                    By:______________________________
                                       Name:
                                       Title:



                                    ___________________________________
                                                 ERIC W. EK



                                    ___________________________________
                                                 LARRY DAVIS



                                    ___________________________________
                                                JERRY HARGER

                                    ___________________________________
                                                 JOHN STIPA


                                    ___________________________________
                                              ROBERT CAPOBIANCO

                                                                         ANNEX I


                                       Shares of                             Class A
                                    Class A Voting   Shares of Nonvoting    Nonvoting
Stockholders                         Common Stock        Common Stock        Options
------------                         ------------        ------------        -------

                                                     Class A     Class B
                                                     -------------------
Atlantic Equity Partners, L.P.          14,705
P.O. Box 847
Elizabethan Square
4th Floor
Grand Cayman, Cayman Islands
British West Indies
Telecopier:  (809) 949-0881
Attention:  Rick T. Gorter

CFP Associates                                         589
c/o W.P. Carey & Co.
50 Rockefeller Plaza
New York, New York 10020
Telecopier:  (212) 977-3022

NationsCredit Commercial Corporation                  3,949
One Canterbury Green Street
Stamford, CT 06912
Telecopier:  (203) 352-4170

The RDG Food Corp.                                                1,081
369 Franklin Street
Buffalo, NY 14202

Amjor Holdings, Inc.                                              1,081
8 Bryn Mawr Court
Sicklerville, NJ  08081

      with a copy to:
      John F. Dougherty, Esq.
      Stradley Ronon Stevens
      & Young, LLP
      2600 One Commerce Square
      Philadelphia, PA 19103-7098

Richard W. Griffith                                    645                    3,445
The Westford
10750 Wilshire Boulevard, #806
Los Angeles, California  90024
Telecopier: (310) 474-7486


                                       Shares of                             Class A
                                    Class A Voting   Shares of Nonvoting    Nonvoting
Stockholders                         Common Stock        Common Stock        Options
------------                         ------------        ------------        -------

                                                     Class A     Class B
                                                     -------------------
Connie C. Griffith                                     150
c/o Richard W. Griffith
The Westford
10750 Wilshire Boulevard, #806
Los Angeles, California  90024
Telecopier: (310) 474-7486

R. W. Griffith Profit Sharing Trust                     70
c/o Richard W. Griffith
The Westford
10750 Wilshire Boulevard, #806
Los Angeles, California  90024
Telecopier: (310) 474-7486

Eric W. Ek                                             131                  1,379
c/o CFP Holdings, Inc.
1117 West Olympic Boulevard
P.O. Box 1027
Montebello, CA 90640
Telecopier:  (213) 727-0412

Larry Davis                                                        288
c/o QF Acquisition Corp.
5501 Tabor Road
Philadelphia, PA 19120
Telecopier:  (215) 288-5804

Jerry Harger                                                       168
c/o QF Acquisition Corp.
5501 Tabor Road
Philadelphia, PA 19120
Telecopier:  (215) 288-5804

John Stipa                                                          86
c/o QF Acquisition Corp.
5501 Tabor Road
Philadelphia, PA 19120
Telecopier:  (215) 288-5804

Robert Capobianco                                                  178
c/o QF Acquisition Corp.
5501 Tabor Road
Philadelphia, PA 19120
Telecopier:  (215) 288-5804


                                       Shares of                             Class A
                                    Class A Voting   Shares of Nonvoting    Nonvoting
Stockholders                         Common Stock        Common Stock        Options
------------                         ------------        ------------        -------

                                                     Class A     Class B
                                                     -------------------
Andrew Boyd-Jones                                      433
c/o The Trenwith Group
450 Newport Center Drive
Suite 550
Newport Beach, California  92660
Telecopier: (714) 729-1513

Ronald E. Ainsworth                                    432
c/o The Trenwith Group
450 Newport Center Drive
Suite 550
Newport Beach, California  92660
Telecopier: (714) 729-1513